Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-75622, 33-78537, 333-83237, 333-108805, 333-135145, 333-150694, and 333-166828) and Forms S-3 (No. 333-119723 and 333-171014) of Albemarle Corporation of our report dated February 22, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

February 22, 2012